[COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of BNH Bancshares, Inc. on Form S-8 (File Nos. 33-80908, 33-10097, 33-50534, and 33-50536) of our report dated February 21, 1997, on our audits of the consolidated financial statements of BNH Bancshares, Inc. as of December 31, 1996 and 1995 and for the years then ended which report is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Hartford, Connecticut
March 19, 1997


[COOPERS & LYBRAND FOOTNOTE TO LETTERHEAD]